                                                                          (D)(2)

NOTICE OF GUARANTEED DELIVERY FOR SHARES OF COMMON STOCK OF
THE CENTRAL EUROPE AND RUSSIA FUND, INC.
SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION
AND THE OVER-SUBSCRIPTION PRIVILEGE

THE CENTRAL EUROPE AND RUSSIA FUND, INC. RIGHTS OFFERING
As set forth in the Fund's prospectus dated December [ ], 2005 under "Our rights offering-Payment for Shares," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of The Central Europe and Russia Fund, Inc. common stock subscribed for by exercise of rights pursuant to the primary subscription and the over-subscription privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the subscription agent and must be received prior to 5:00 p.m. New York City time on January 20, 2006 (the expiration date).* The terms and conditions of the offer set forth in the prospectus are incorporated by reference herein.

THE SUBSCRIPTION AGENT IS:
COLBENT CORPORATION

BY FACSIMILE                                    BY MAIL:
(TELECOPIES)                                    Colbent Corporation
(781) 380-3388                                  P.O. Box 859208
Confirm by telephone to:                        Braintree, MA 02185-9208
(781) 843-1833 ext. 200                         USA

BY EXPRESS MAIL OR OVERNIGHT COURIER:           BY HAND:
Colbent Corporation                             Securities Transfer and Reporting Services,
161 Bay State Road                              Inc.
Braintree, MA 02184                             c/o Colbent Corporation
USA                                             100 William St. Galleria
                                                New York, NY 10038
                                                USA

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE
DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of shares subscribed for under both the primary subscription and the over-subscription privilege to the subscription agent and must deliver this Notice of Guaranteed Delivery prior to 5:00 p.m., New York City time, on the expiration date,* guaranteeing delivery of
(i) payment in full for all subscribed shares and (ii) a properly completed and executed subscription certificate to the subscription agent. The subscription certificate and full payment must then be delivered by the close of business on the third business day (January 25, 2006) after the Expiration Date (January 20,
2006)* to the subscription agent. Failure to do so will result in a forfeiture of the rights.

(continued on other side)

*  Unless extended by the Fund

GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company, guarantees delivery of payment to the subscription agent by the close of business (5:00 p.m., New York City time) on the third business day (January 25, 2006) after the expiration date (January 20, 2006, unless extended by the
Fund) of (i) a properly completed and executed subscription certificate and (ii) payment of the full subscription price for shares subscribed for on primary subscription and pursuant to the over-subscription privilege, if applicable, as subscription for such shares is indicated herein or in the subscription certificate.

THE CENTRAL EUROPE AND RUSSIA FUND, INC.          BROKER ASSIGNED CONTROL #:
----------------------

1. Primary             Number of rights to     Number of primary       Payment to be made in
  subscription         be exercised            shares requested for    connection with
                                               which you are           primary shares
                                               guaranteeing delivery
                                               of rights and payment
                                               ------- shares
                       ------- rights          (rights / by 3)         $ -------

2. Over-subscription                           Number of over-         Payment to be made in
                                               subscription shares     connection with over-
                                               requested for which     subscription shares
                                               you are guaranteeing
                                               payment                 $ -------
                                               ------- shares

3. Totals              Total number of
                       rights to be
                       delivered                                       $ -------
                       ------- rights                                  Total payment

Method of delivery of rights (circle one)

A.  Through The Depository Trust Company ("DTC")**

B. Direct to the subscription agent. Please reference below the registration of the rights to be delivered
----------------------------------
----------------------------------
----------------------------------

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of rights or any delivery through DTC. In addition, please note that if you are guaranteeing for over-subscription shares and are a DTC participant, you must also execute and forward to Colbent Corporation a DTC Participant Over-Subscription Exercise Form.


-----------------------------------------------------
  Name of Firm

-----------------------------------------------------
  DTC Participant Number

-----------------------------------------------------
  Address

-----------------------------------------------------
  Zip Code

-----------------------------------------------------
  Contact Name

-----------------------------------------------------
  Authorized Signature

-----------------------------------------------------
  Title

-----------------------------------------------------
  Name (please type or print)

-----------------------------------------------------
  Phone Number

-----------------------------------------------------
  Date

**IF THE RIGHTS ARE TO BE DELIVERED THROUGH DTC, CALL THE SUBSCRIPTION AGENT TO
   OBTAIN A PROTECTED IDENTIFICATION NUMBER, WHICH NEEDS TO BE COMMUNICATED BY
                                   YOU TO DTC.

3,417,070 SHARES
THE CENTRAL EUROPE AND RUSSIA FUND, INC.
OFFERED PURSUANT TO RIGHTS DISTRIBUTED TO SHAREHOLDERS

Dear Shareholder:

Enclosed for your consideration is a prospectus dated December [ ], 2006, a subscription certificate, and a Notice of Guaranteed Delivery relating to the offering of 3,417,070 shares of common stock of The Central Europe and Russia Fund, Inc. (the "Fund"), issuable upon the exercise of rights distributed to shareholders of record as of the close of business on December 22, 2005 (the record date).

As described in the enclosed prospectus, the Fund has issued one right for each common share held by you as of the record date. Under the terms of the offer, three rights entitle you to acquire one share at the estimated subscription price of $[ . ]. The final subscription price per share will be 90% of the lower of: (1) the average of the last reported sales price per share on the New York Stock Exchange ("NYSE") on January 20, 2006 (the expiration date) and on the preceding four business days (i.e., the average of the closing prices on the NYSE on January 20, 19, 18, 17 and 16), unless the offer is extended; or (2) the last reported net asset value per share on the expiration date. You may also subscribe, subject to certain conditions and allotment, for shares not subscribed for through the exercise of rights in the primary subscription as described in the enclosed prospectus. In addition, the rights are transferable. If you do not wish to exercise all or any of your rights, you may request that Colbent Corporation, the subscription agent for the offer, sell your unexercised rights in the market.

Please complete the enclosed subscription certificate and return it to Colbent Corporation in the enclosed envelope indicating your instructions with respect to the rights. The offer will expire at 5:00 p.m., New York City time, on January 20, 2006, unless extended, so please return your subscription certificate promptly.

If you have an questions concerning the offer, please contact Georgeson Shareholder Communications Inc., the information agent, at 1-800-221-4215.

     Very truly yours,

     /s/ Vincent J. Esposito
     Vincent J. Esposito
     President and Chief Executive Officer
     The Central Europe and Russia Fund, Inc.

THE CENTRAL EUROPE AND RUSSIA FUND, INC.

To Securities Dealers, Commercial Banks,
    Trust Companies and Other Nominees:

Enclosed is a prospectus dated December [ ], 2005, and other materials relating to the offer of 3,417,070 shares of common stock of The Central Europe and Russia Fund, Inc. (the "Fund"), issuable upon the exercise of rights distributed to shareholders of record as of the close of business on December 22, 2005 (the record date).

As described in the enclosed prospectus, the Fund has issued one right for each common share registered in your name as of the record date. Under the terms of the offer, three rights entitle the holder to acquire one share at the estimated subscription price of $[ . ]. The final subscription price per share will be 90% of the lower of: (1) the average of the last reported sales price per share on the New York Stock Exchange ("NYSE") on January 20, 2006 (the expiration date) and on the preceding four business days (i.e., the average of the closing prices on the NYSE on January 20, 19, 18, 17 and 16), unless the offer is extended; or (2) the last reported net asset value per share on the expiration date. The terms of the offer also entitle record date stockholders to subscribe, subject to certain conditions and allotment, for shares not subscribed for through the exercise of rights in the primary subscription as described in the enclosed prospectus. In addition, the rights are transferable.

The rights may only be exercised or sold by you as the registered holder. Accordingly, we are asking you to contact your clients for whom you hold common shares of the Fund registered in your name, or in the name of your nominee, to obtain instructions with respect to the rights. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

Enclosed are copies of the following documents:

    1.  A prospectus dated December [  ], 2005.

    2. A form of letter which may be sent to clients whose common shares are registered in your name or in the name of your nominee, with space provided for obtaining instructions with regard to the rights.

    3.  A form of Notice of Guaranteed Delivery.

    4.  A copy of the soliciting dealer agreement.

    5. A return envelope addressed to Colbent Corporation, the subscription agent.

A broker-dealer that has signed a soliciting dealer agreement with UBS Securities LLC, the dealer manager for the offering, will receive a soliciting fee equal to 0.50% of the subscription price per share issued upon exercise of the rights, subject to qualifications and other terms and conditions in the soliciting dealer agreement.

Your prompt action is requested. The offer expires at 5:00 p.m., New York City time on January 20, 2006, unless extended.

Additional copies of the enclosed materials may be obtained by calling Georgeson Shareholder Communications Inc., the information agent for the offer at 1-212-440-9800.

     Very truly yours,

     /s/ Vincent J. Esposito
     Vincent J. Esposito
     President and Chief Executive Officer
     The Central Europe and Russia Fund, Inc.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE FUND, THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF COMMON SHARES, OR AUTHORIZE YOU OR ANY PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE ENCLOSED PROSPECTUS OR THE SUBSCRIPTION CERTIFICATE.

3,417,070 SHARES
THE CENTRAL EUROPE AND RUSSIA FUND, INC.
OFFERED PURSUANT TO RIGHTS DISTRIBUTED TO SHAREHOLDERS

To Our Clients:

Enclosed for your consideration is a prospectus dated December [ ], 2005, relating to the offering of 3,417,070 shares of common stock of The Central Europe and Russia Fund, Inc. (the "Fund"), issuable upon the exercise of rights distributed to shareholders of record as of the close of business on December 22, 2005 (the record date).

As described in the enclosed prospectus, the Fund has issued one right for each common share held by us for your account as of the record date. Under the terms of the offer, three rights entitle you to acquire one share at the estimated subscription price of $[ . ]. The final subscription price per share will be 90% of the lower of: (1) the average of the last reported sales price per share on the New York Stock Exchange ("NYSE") on January 20, 2006 (the expiration date) and on the preceding four business days (i.e., the average of the closing prices on the NYSE on January 20, 19, 18, 17 and 16), unless the offer is extended; or (2) the last reported net asset value per share on the expiration date. You may also subscribe, subject to certain conditions and allotment, for shares not subscribed for through the exercise of rights in the primary subscription as described in the enclosed prospectus. In addition, the rights are transferable. If you do not wish to exercise any or all of your rights, you may sell unexercised rights in the market.

The enclosed prospectus is being forwarded to you as the beneficial owner of common shares of the Fund held by us for your account but not registered in your name. The exercise or sale of rights may only be made by us as the registered holder pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to subscribe for any shares or sell any rights. We urge you to read the enclosed prospectus carefully before instructing us regarding your rights.

Your instructions as below should be forwarded to us as promptly as possible to permit us to act on your behalf in accordance with the terms of the offer. The offer will expire at 5:00 p.m., New York City time, on January 20, 2006, unless extended. If we do not timely receive complete written instructions, we will not exercise or sell your rights.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offer of shares of The Central Europe and Russia Fund, Inc.

This will instruct you whether to exercise or sell rights to subscribe for shares distributed with respect to common shares held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the prospectus and herein.

    Box 1. [ ]    Please EXERCISE RIGHTS to subscribe for shares as set forth below:
                  Primary subscription:    -------------------(1)  x    $[  .  ]     =
                                                                                             $ --------- (line 1)
                  Over-subscription:       -------------------(2)  x    $[  .  ]     =
                                                                                             $ --------- (line 2)
                                                                Total payment required:      $ ---------
                                 (sum of lines 1 and 2, must equal sum of line 3 and line 4 below)
    Box 2. [ ]    Payment of the following amount is enclosed:                               $ --------- (line 3)
    Box 3. [ ]    Please deduct payment from the following account maintained by you as follows:

                  -------------------------         -------------------------
                  Type of account                   Account no.
                  Amount to be deducted:              $ ------------------
                                                            (line 4)
    Box 4. [ ]    Please sell any remaining rights.
    Box 5. [ ]    Please sell all of my rights.
    Box 6. [ ]    Please DO NOT EXERCISE RIGHTS to subscribe for shares.

DATE AND SIGN HERE:

               ------------------------------------          ------------------------------------
               Please print or type name(s) below:

               ------------------------------------          ------------------------------------

    Dated:-------------, 200

1 Not to exceed one share for each three rights held

2 Enter the number of additional shares, if any, you wish to acquire